UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2023

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on November 23, 2022, LuxUrban Hotels Inc. (the “Company” or “we” and related pronouns), consummated a loan agreement (the “Loan Agreement”) with private investors under which we sold, among other notes of like tenor, a nonconvertible 15% original issue discount note (“November 2022 Note”) having an aggregate principal amount of $2,242,500 with all accrued interest payable at maturity (May 27, 2023). In January 2023, we prepaid $454,457 of the principal amount of the November 2022 Note (as part of a prepayment of a portion of several of our Existing Convertible Notes, as disclosed below). Immediately prior to the date of this Current Report, a $1,788,043 principal amount was outstanding under the November 2022 Note.

On February 17, 2023, we entered into an exchange agreement (“Exchange Agreement”) with the investor pursuant to which all principal, interest and prepayment premium outstanding under the November 2022 Note was exchanged for a convertible 15% original issue discount note (“Exchange Note”) in the principal amount of $2,079,686 and having a maturity date of August 17, 2023. The Exchange Note is substantially identical to the convertible notes (“Existing Convertible Notes”) sold to such investor and other investors in a series of private placements under a securities purchase agreement dated September 30, 2022 (as amended from time to time, the “September 2022 Investor Purchase Agreement”); provided, however that the Exchange Note requires us to prepay $806,250 of the principal amount thereunder on or prior to March 1, 2023. See our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2022. Further, the Exchange Note is convertible into shares of our common stock at a conversion price of $3.00 per share (while our Existing Convertible Notes are convertible at $2.00 per share). The November 2022 Note was, and the Exchange Note being issued in exchange therefor now is, secured under the terms of our amended and restated security agreement with our investors (the “Security Agreement”), which was entered into in November 2022. See our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 28, 2022. Concurrently with the Exchange Agreement, we have entered into Amendment No. 1 to the Security Agreement to secure our obligations under the Exchange Note.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on October 11, 2022, on October 10, 2022, we entered into an addendum to the September 2022 Investor Purchase Agreement which provides that we shall not issue, nor shall we be required to issue, upon conversion of the Existing Convertible Notes (or related warrants), an aggregate of more than 19.99% of our common stock (the “Nasdaq Exchange Cap); provided, that such limitation shall not apply in the event that the we (A) obtain the approval of our stockholders as required by the applicable rules of Nasdaq for issuances of shares of our common stock upon conversion of such notes and exercises of such warrants in excess of the Nasdaq Exchange Cap  or (B) obtain a written opinion from outside counsel to our company that such approval is not required.

As previously disclosed, in December 2022, the same investors converted $3 million of our then Existing Convertible Notes into one million shares of our common stock, which, together with the support of an entity owned by our chairman and chief executive officer (which provided such investors with a make whole right, by which such entity paid cash to such investors in an amount equal to the difference between the $3.00 conversion price at which they converted and the per-share price they realized in any market sales), served to reduce our debt by $3 million. In addition we repaid an additional $1.25 million principal amount of our then Existing Convertible Notes on January 2023, further reducing our debt obligations.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1	February 2023 Letter Agreement
10.2	Amendment No. 1 to the Amended and Restated Security and Guaranty Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2023	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
		Name:	Brian Ferdinand
		Title:	Chief Executive Officer and Chairman

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